UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 29, 2010

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Merchandising Officer. On January 29, 2010, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of Brian R. Morrow as Executive Vice President and Chief Merchandising Officer of the Company. Mr. Morrow, age 50, has more than 25 years of merchandise leadership, most recently as Senior Vice President and General Merchandising Manager at Macy’s West. He previously served 9 years in that same position at Mervyn’s, Macy’s North/Marshall Field’s and Robinson-May/Meier & Frank. Mr. Morrow assumed his new responsibilities for Stein Mart’s entire merchandising and planning/allocation complex on January 31, 2010.

William Moll, who has had responsibility for ladies’ apparel and accessories since 2003, resigned his position as Senior Vice President and General Merchandising Manager effective February 2, 2010.

Employment and Separation Agreements. The Company is currently considering the terms of an employment agreement for Mr. Morrow and a separation agreement for Mr. Moll. These agreements will be filed in an amendment to this Form 8-K when finalized.

Chief Financial Officer. On January 29, 2010, the Company announced that Gregory W. Kleffner, the Company’s Chief Financial Officer, has been promoted to Executive Vice President. Mr. Kleffner joined Stein Mart in August, 2009 as Senior Vice President, Finance and Chief Financial Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated January 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: February 4, 2010	By:	/S/ DAVID H. STOVALL, JR.
David H. Stovall, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release dated January 29, 2010.